Exhibit 99.1

News Release

AMGEN TO ACQUIRE ONYX PHARMACEUTICALS

FOR $125 PER SHARE IN CASH

Attractive Addition to Amgen’s Leading Oncology Portfolio and Pipeline

Kyprolis® (carfilzomib) for Injection is at Early Stages of Launch in Multiple Myeloma;

Showing Strong Physician Support

Acquisition Expected to Contribute to Growth and Value for Amgen Shareholders

Amgen to Host Analyst/Investor Call Monday at 8:30 a.m. EDT

(5:30 a.m. PDT)

THOUSAND OAKS, Calif. and SOUTH SAN FRANCISCO, Calif. – August 25, 2013 – Amgen (NASDAQ:AMGN) and Onyx Pharmaceuticals, Inc. (NASDAQ:ONXX) today announced that their Boards of Directors have unanimously approved a transaction under which Amgen will acquire all of the outstanding shares of Onyx for $125 per share in cash. The purchase price is $10.4 billion, or $9.7 billion net of estimated Onyx cash.

Onyx Pharmaceuticals, Inc. is a global biopharmaceutical company engaged in the development and commercialization of innovative therapies for improving the lives of people with cancer. Onyx has an important and growing multiple myeloma franchise, with Kyprolis® (carfilzomib) for Injection already approved in the United States (U.S.). In addition, Onyx has three partnered oncology assets: Nexavar® (sorafenib) tablets (an Onyx and Bayer HealthCare Pharmaceuticals, Inc. compound), Stivarga® (regorafenib) tablets (a Bayer compound), and palbociclib (a Pfizer, Inc. compound). Onyx also has multiple oncology compounds in various stages of clinical development.

Amgen to Acquire Onyx Pharmaceuticals for $125 Per Share in Cash

Amgen intends to effect the transaction through a tender offer and expects to close at the beginning of the fourth quarter, subject to the satisfaction of customary closing conditions, including the receipt of regulatory clearance.

“We believe that Amgen is ideally suited to realize the full potential of Onyx’s portfolio and pipeline for the benefit of physicians and patients,” said Robert A. Bradway, chairman and chief executive officer at Amgen. “Our acquisition of Onyx follows a thorough due diligence process and is fully consistent with our strategy of advancing innovative medicines that address serious unmet medical needs. We expect this acquisition will accelerate growth and enhance value for Amgen shareholders.”

“Amgen has a unique opportunity to add value to Kyprolis, a product which is at an early and promising stage of its launch,” Bradway continued.

Onyx holds global rights to Kyprolis, excluding Japan. Kyprolis has an orphan drug designation in the U.S. with exclusivity until July 2019, and patents in the U.S. which extend until at least 2025.

Amgen will benefit from the global rights to Onyx’s innovative oncology portfolio and pipeline. Amgen intends to leverage its oncology capabilities and experience to support Onyx’s clinical development programs and maximize Kyprolis’ potential in the U.S. and the rest of the world.

The acquisition of Onyx also adds to Amgen’s robust late-stage pipeline. This pipeline includes nine innovative products for which registration-enabling data are anticipated by 2016. Four of these are innovative, first-in-class oncology products. Onyx’s pipeline complements Amgen’s growing oncology portfolio.

In addition to accelerating Amgen’s revenue growth, the acquisition of Onyx is expected to be accretive to Amgen’s adjusted net income in 2015.

“After a careful and thorough evaluation process, our Board of Directors has determined that the all-cash transaction with Amgen maximizes value for our stockholders and expands the potential of our commercial medicines and clinical pipeline to reach more patients globally,” said Dr. Tony Coles, chairman and chief executive officer of Onyx.

Coles continued, “We are pleased to have reached this agreement with Amgen, a company that shares Onyx’s vision for innovation on behalf of patients. This transaction is an important affirmation of the meaningful value our employees have created, and we look forward to rewarding our stockholders with an immediate and attractive premium.”

Bradway concluded, “Our two companies share a strong culture of innovation and a focus on patient needs. I look forward to bringing the talented people of Onyx and Amgen together as we continue to fulfill our commitment to unlocking the potential of biology for patients suffering from serious illnesses.”

Amgen to Acquire Onyx Pharmaceuticals for $125 Per Share in Cash

Benefits of the Transaction

Excellent Strategic Fit: Amgen’s strategy is to advance innovative medicines that address serious unmet medical needs.

•	Amgen is a global leader in oncology. As a focused oncology company, Onyx’s products and pipeline strengthen Amgen’s leading position in this field.

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Onyx’s oncology pipeline adds to Amgen’s existing pipeline that addresses areas of serious unmet medical need. Amgen’s current pipeline includes nine products for which registration-enabling data are anticipated by 2016.

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The acquisition of Onyx enables Amgen to continue building its position in international markets, capitalizing on its worldwide commercial, development and manufacturing capabilities. Onyx has global rights to Kyprolis (excluding Japan) and has clinical trials underway supporting an expected European Union (EU) filing in 2014.

•	Amgen’s track record in quality and reliability of supply and efficiency in manufacturing will bring an added source of value to the Onyx portfolio.

•

The transaction is expected to deliver meaningful revenue growth and return on capital and to be accretive to adjusted net income in 2015. This will support Amgen’s commitment to continue to meaningfully increase its dividend over time.

Positions Amgen to Address Growing Patient Needs in Multiple Myeloma

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Kyprolis is at an early stage of its launch, with global rights, excluding Japan, held by Onyx. It has an orphan drug designation in the U.S. with exclusivity until July 2019, and patents in the U.S. which extend until at least 2025. Amgen believes there is a significant opportunity to grow Kyprolis, including potential expansion into earlier lines of multiple myeloma treatment and into international markets.

Ongoing studies to support and extend Kyprolis’ position in multiple myeloma include:

•

The ASPIRE trial, which is investigating the addition of Kyprolis to Revlimid® (lenalidomide)[1] and dexamethasone in patients with relapsed multiple myeloma who have received one to three prior therapies. An interim analysis is expected to read out in 2014. ASPIRE is the confirmatory trial for full U.S. approval as well as a registration-enabling study for relapsed multiple myeloma in the U.S. and EU.

•	The FOCUS trial, which could support the EU filing for the indication of relapsed/refractory multiple myeloma, is also expected to read out in 2014.

[1]	Revlimid® is a registered trademark of Celgene Corporation.

Amgen to Acquire Onyx Pharmaceuticals for $125 Per Share in Cash

•	The ENDEAVOR trial, underway to compare Kyprolis to Velcade® (bortezomib)[2] in patients with relapsed multiple myeloma who have received one to three prior therapies.

•	The CLARION trial, underway to compare Kyprolis to Velcade in patients with newly diagnosed multiple myeloma.

•	Oprozomib, an investigational oral proteasome inhibitor, is in Phase 1b/2 trials and has the potential to play an important future role in the management of multiple myeloma.

•	Across the multiple myeloma platform, Amgen’s experience in oncology can help guide Onyx’s pipeline to successful approval and reimbursement.

Provides Additional Sources of Revenue Growth and Profitability

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Nexavar® (sorafenib) tablets is Onyx and Bayer’s oral kinase inhibitor, currently approved in the U.S. for unresectable hepatocellular carcinoma (HCC) and advanced renal cell carcinoma (RCC). It is being studied in locally advanced or metastatic HER2 negative breast cancer. Nexavar has also been submitted for U.S. Food and Drug Administration (FDA) and European Medicines Agency (EMA) approval for the treatment of radioactive iodine-refractory differentiated thyroid cancer. Nexavar is co-developed by Onyx and Bayer except in Japan where Bayer manages all development. The companies co-promote Nexavar in the U.S. Outside of the U.S., Bayer has exclusive marketing rights, and Bayer and Onyx share profits globally, excluding Japan.

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Stivarga® (regorafenib) tablets is Bayer’s oral multiple kinase inhibitor, currently approved in the U.S. for the treatment of patients with metastatic colorectal cancer (mCRC) who have been previously treated with fluoropyrimidine-, oxaliplatin- and irinotecan-based chemotherapy, an anti-VEGF therapy, and, if KRAS wild type, an anti-EGFR therapy. It is also indicated for the treatment of patients with locally advanced, unresectable or metastatic gastrointestinal stromal tumor (GIST) who have been previously treated with imatinib mesylate and sunitinib malate. Stivarga is a Bayer compound developed by Bayer and jointly promoted by Bayer and Onyx in the U.S. In 2011, Bayer entered into an agreement with Onyx, under which Onyx receives a 20 percent royalty on all global net sales of Stivarga in oncology.

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Palbociclib is Pfizer’s investigational oral, small molecule cyclin-dependent kinase 4/6 inhibitor being developed by Pfizer in a Phase 3 trial for ER+, HER2-negative advanced breast cancer. Palbociclib has received Breakthrough Therapy designation by the U.S. FDA based on preliminary Phase 2 data showing improvement in median progression-free survival in combination therapy. Onyx will receive an 8 percent royalty on future worldwide sales of palbociclib.

[2]	Velcade® is a registered trademark of Millennium Pharmaceuticals, Inc.

Amgen to Acquire Onyx Pharmaceuticals for $125 Per Share in Cash

Financing and Approvals

Amgen will finance the acquisition with $8.1 billion in committed bank loans and the balance with cash available in the U.S. The loans have five year terms and carry an average interest charge of LIBOR plus 104 basis points. Amgen expects to retain its investment grade credit rating following this transaction and remains committed to meaningfully increasing the dividend over time. The transaction is subject to the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act and other customary closing conditions.

Lazard is acting as lead advisor to Amgen; BofA Merrill Lynch is acting as co-advisor and is also lead arranger for the financing; and Sullivan & Cromwell LLP is serving as legal counsel. Centerview Partners, LLC is acting as financial advisor to Onyx and Goodwin Procter, LLP is serving as legal counsel.

Investor Conference Call / Webcast Information

Amgen will host a conference call and webcast at 8:30 a.m. EDT (5:30 a.m. PDT), on Monday, Aug. 26 to provide more information on this announcement. The webcast and accompanying slides can be accessed at www.amgen.com. A real-time and post-call webcast will be available for 7 days following the call under the Investor section of www.amgen.com.

Conference Call Dial-in:	Domestic: International: Passcode:	877-456-7504 706-643-3140 40362332

Replay Dial-in:	Domestic: International: Passcode:	855-859-2056 404-537-3406 40362332

About Kyprolis® (carfilzomib) for Injection

Kyprolis® (carfilzomib) for Injection, a proteasome inhibitor, is approved for the treatment of patients with multiple myeloma who have received at least two prior therapies, including bortezomib and an immunomodulatory agent, and have demonstrated disease progression on or within 60 days of completion of the last therapy. Approval is based on response rate. Currently, no data are available for Kyprolis that demonstrate an improvement in progression-free survival or overall survival.

Important Safety Information Regarding Kyprolis® (carfilzomib) for Injection

On July 20, 2012, the U.S. Food and Drug Administration (FDA) granted accelerated approval of Kyprolis® (carfilzomib) for Injection for the treatment of patients with multiple myeloma who have received at least two prior therapies including bortezomib and an immunomodulatory agent (IMiD), and have demonstrated disease progression on or within 60 days of completion of the last therapy. Approval was based on response rate. Clinical benefit, such as improvement in survival or symptoms, has not been verified.

Amgen to Acquire Onyx Pharmaceuticals for $125 Per Share in Cash

Safety data have been evaluated in 526 patients with relapsed and/or refractory multiple myeloma who received single-agent Kyprolis. There were 37 deaths in the phase 2 studies, or 7% of patients. The most common causes of death, other than disease progression, were cardiac (5 patients), end-organ failure (4 patients), and infection (4 patients). Important warnings and precautions include cardiac arrest, congestive heart failure, myocardial ischemia; pulmonary hypertension, pulmonary complications, infusion reactions, tumor lysis syndrome, thrombocytopenia, hepatic toxicity and embryo-fetal toxicity.

Death due to cardiac arrest has occurred within a day of Kyprolis administration. Patients with New York Heart Association Class III and IV heart failure, myocardial infarction in the preceding 6 months, and conduction abnormalities uncontrolled by medications were not eligible for the clinical trials. These patients may be at greater risk for cardiac complications.

Pulmonary arterial hypertension (PAH) was reported in 2% of patients treated with Kyprolis and was Grade 3 or greater in less than 1% of patients. Dyspnea was reported in 35% of patients enrolled in clinical trials. Grade 3 dyspnea occurred in 5%; no Grade 4 events, and 1 death (Grade 5) was reported.

Infusion reactions, characterized by a spectrum of systemic symptoms including fever, chills, arthralgia, myalgia, facial flushing, facial edema, vomiting, weakness, shortness of breath, hypotension, syncope, chest tightness, or angina can occur immediately following or up to 24 hours after administration of Kyprolis. Administration of dexamethasone prior to Kyprolis reduces the incidence and severity of reactions. Tumor lysis syndrome (TLS) occurred following Kyprolis administration in < 1% of patients. Patients with multiple myeloma and a high tumor burden should be considered to be at greater risk for TLS.

Thrombocytopenia following Kyprolis administration resulted in a dose reduction in 1% of patients and discontinuation of treatment with Kyprolis in < 1% of patients.

Cases of hepatic failure, including fatal cases, have been reported (< 1%). Kyprolis can cause elevations of serum transaminases and bilirubin.

There are no adequate and well-controlled studies in pregnant women using Kyprolis. Females of reproductive potential should be advised to avoid becoming pregnant while being treated with Kyprolis.

The most common serious adverse reactions were pneumonia, acute renal failure, pyrexia, and congestive heart failure. The most common adverse reactions (incidence of 30% or greater) observed in clinical trials of patients with multiple myeloma were fatigue, anemia, nausea, thrombocytopenia, dyspnea, diarrhea, and pyrexia. Serious adverse reactions were reported in 45% of patients.

Full prescribing information is available at http://www.onyx.com.

Amgen to Acquire Onyx Pharmaceuticals for $125 Per Share in Cash

About Nexavar® (sorafenib) Tablets

Nexavar is approved in the U.S. for the treatment of patients with unresectable hepatocellular carcinoma and for the treatment of patients with advanced renal cell carcinoma. Nexavar is thought to inhibit both the tumor cell and tumor vasculature. In in vitro studies, Nexavar has been shown to inhibit multiple kinases thought to be involved in both cell proliferation (growth) and angiogenesis (blood supply) – two important processes that enable cancer growth. These kinases include Raf kinase, VEGFR-1, VEGFR-2, VEGFR-3, PDGFR-B, KIT, FLT-3 and RET.

Nexavar is currently approved in more than 100 countries. Nexavar is also being evaluated by Bayer and Onyx, international study groups, government agencies and individual investigators in a range of cancers.

Important Safety Considerations For Nexavar® (sorafenib) Tablets Nexavar in combination with carboplatin and paclitaxel is contraindicated in patients with squamous cell lung cancer.

Cardiac ischemia and/or myocardial infarction may occur. Temporary or permanent discontinuation of Nexavar should be considered in patients who develop cardiac ischemia and/or myocardial infarction.

An increased risk of bleeding may occur following Nexavar administration. If bleeding necessitates medical intervention, consider permanent discontinuation of Nexavar.

Hypertension may occur early in the course of treatment. Monitor blood pressure weekly during the first 6 weeks and periodically thereafter and treat, if required.

Hand-foot skin reaction and rash are common and management may include topical therapies for symptomatic relief. In cases of any severe or persistent adverse reactions, temporary treatment interruption, dose modification, or permanent discontinuation of Nexavar should be considered. Nexavar should be discontinued if Stevens-Johnson Syndrome or toxic epidermal necrolysis are suspected as these may be life threatening.

Gastrointestinal perforation was an uncommon adverse reaction and has been reported in less than 1% of patients taking Nexavar. Discontinue Nexavar in the event of a gastrointestinal perforation.

Patients taking concomitant warfarin should be monitored regularly for changes in prothrombin time (PT), International Normalized Ratio (INR) or clinical bleeding episodes.

Temporary interruption of Nexavar therapy is recommended in patients undergoing major surgical procedures.

Amgen to Acquire Onyx Pharmaceuticals for $125 Per Share in Cash

Nexavar in combination with gemcitabine/cisplatin is not recommended in patients with squamous cell lung cancer. The safety and effectiveness of Nexavar has not been established in patients with non-small cell lung cancer.

Nexavar can prolong the QT/QTc interval and increase the risk for ventricular arrhythmias. Avoid use in patients with congenital long QT syndrome and monitor patients with congestive heart failure, bradyarrhythmias, drugs known to prolong the QT interval, and electrolyte abnormalities.

Drug-induced hepatitis with Nexavar may result in hepatic failure and death. Liver function tests should be monitored regularly and in cases of increased transaminases without alternative explanation Nexavar should be discontinued.

Nexavar may cause fetal harm when administered to a pregnant woman. Women of childbearing potential should be advised to avoid becoming pregnant while on Nexavar and female patients should also be advised against breastfeeding while receiving Nexavar.

Elevations in serum lipase and reductions in serum phosphate of unknown etiology have been associated with Nexavar.

Avoid concomitant use of strong CYP3A4 inducers, when possible, because inducers can decrease the systemic exposure of Nexavar. Nexavar exposure decreases when coadministered with oral neomycin. Effects of other antibiotics on Nexavar pharmacokinetics have not been studied.

Most common adverse reactions reported for Nexavar-treated patients vs. placebo-treated patients in unresectable HCC, respectively, were: diarrhea (55% vs. 25%), fatigue (46% vs. 45%), abdominal pain (31% vs. 26%), weight loss (30% vs. 10%), anorexia (29% vs. 18%), nausea (24% vs. 20%), and hand-foot skin reaction (21% vs. 3%). Grade 3/4 adverse reactions were 45% vs. 32%.

Most common adverse reactions reported for Nexavar-treated patients vs. placebo-treated patients in advanced RCC, respectively, were: diarrhea (43% vs. 13%), rash/desquamation (40% vs. 16%), fatigue (37% vs. 28%), hand-foot skin reaction (30% vs. 7%), alopecia (27% vs. 3%), and nausea (23% vs. 19%). Grade 3/4 adverse reactions were 38% vs. 28%.

For information about Nexavar including U.S. Nexavar prescribing information, visit www.nexavar-us.com or call 1.866.NEXAVAR (1.866.639.2827).

Nexavar® is a registered trademark of Bayer HealthCare Pharmaceuticals, Inc.

Amgen to Acquire Onyx Pharmaceuticals for $125 Per Share in Cash

About Stivarga (regorafenib)

In the United States, Stivarga is indicated for the treatment of patients with mCRC who have been previously treated with fluoropyrimidine-, oxaliplatin- and irinotecan-based chemotherapy, an anti-VEGF therapy, and, if KRAS wild type, an anti-EGFR therapy. It is also indicated for the treatment of patients with locally advanced, unresectable or metastatic gastrointestinal stromal tumor (GIST) who have been previously treated with imatinib mesylate and sunitinib malate.

Stivarga is an inhibitor of multiple kinases involved in normal cellular functions and in pathologic processes such as oncogenesis, tumor angiogenesis, and maintenance of the tumor microenvironment.

For full U.S. prescribing information, including BOXED WARNING, visit www.stivarga-us.com.

Important U.S. Safety Information for Stivarga® (regorafenib) Tablets

WARNING: HEPATOTOXICITY

Severe and sometimes fatal hepatotoxicity has been observed in clinical trials.

Monitor hepatic function prior to and during treatment.

Interrupt and then reduce or discontinue STIVARGA for hepatotoxicity as manifested by elevated liver function tests or hepatocellular necrosis, depending upon severity and persistence.

Severe drug-induced liver injury with fatal outcome occurred in 0.3% of 1200 STIVARGA-treated patients across all clinical trials. In metastatic colorectal cancer (mCRC), fatal hepatic failure occurred in 1.6% of patients in the STIVARGA arm and in 0.4% of patients in the placebo arm; all the patients with hepatic failure had metastatic disease in the liver. In gastrointestinal stromal tumor (GIST), fatal hepatic failure occurred in 0.8% of patients in the STIVARGA arm.

Obtain liver function tests (ALT, AST, and bilirubin) before initiation of STIVARGA and monitor at least every 2 weeks during the first 2 months of treatment. Thereafter, monitor monthly or more frequently as clinically indicated. Monitor liver function tests weekly in patients experiencing elevated liver function tests until improvement to less than 3 times the upper limit of normal (ULN) or baseline values. Temporarily hold and then reduce or permanently discontinue STIVARGA, depending on the severity and persistence of hepatotoxicity as manifested by elevated liver function tests or hepatocellular necrosis.

STIVARGA caused an increased incidence of hemorrhage. The overall incidence (Grades 1-5) was 21% and 11% with STIVARGA vs 8% and 3% with placebo in mCRC and GIST patients, respectively. Fatal hemorrhage occurred in 4 of 632 (0.6%) STIVARGA-treated patients and involved the respiratory, gastrointestinal, or genitourinary tracts. Permanently discontinue STIVARGA in patients with severe or life-threatening hemorrhage and monitor INR levels more frequently in patients receiving warfarin.

Amgen to Acquire Onyx Pharmaceuticals for $125 Per Share in Cash

STIVARGA caused an increased incidence of hand-foot skin reaction (HFSR) (also known as palmar-plantar erythrodysesthesia [PPE]) and severe rash, frequently requiring dose modification. The overall incidence was 45% and 67% with STIVARGA vs 7% and 12% with placebo in mCRC and GIST patients, respectively. Incidence of Grade 3 HFSR (17% vs 0% in mCRC and 22% vs 0% in GIST), Grade 3 rash (6% vs <1% in mCRC and 7% vs 0% in GIST), serious adverse reactions of erythema multiforme (0.2% vs 0% in mCRC), and Stevens-Johnson syndrome (0.2% vs 0% in mCRC) was higher in STIVARGA-treated patients. Toxic epidermal necrolysis occurred in 0.17% of 1200 STIVARGA-treated patients across all clinical trials. Withhold STIVARGA, reduce the dose, or permanently discontinue depending on the severity and persistence of dermatologic toxicity.

STIVARGA caused an increased incidence of hypertension (30% vs 8% in mCRC and 59% vs 27% in GIST with STIVARGA vs placebo, respectively). Hypertensive crisis occurred in 0.25% of 1200 STIVARGA-treated patients across all clinical trials. Do not initiate STIVARGA until blood pressure is adequately controlled. Monitor blood pressure weekly for the first 6 weeks of treatment and then every cycle, or more frequently, as clinically indicated. Temporarily or permanently withhold STIVARGA for severe or uncontrolled hypertension.

STIVARGA increased the incidence of myocardial ischemia and infarction (1.2% with STIVARGA vs 0.4% with placebo). Withhold STIVARGA in patients who develop new or acute cardiac ischemia or infarction, and resume only after resolution of acute cardiac ischemic events if the potential benefits outweigh the risks of further cardiac ischemia.

Reversible Posterior Leukoencephalopathy Syndrome (RPLS) occurred in 1 of 1200 STIVARGA-treated patients across all clinical trials. Confirm the diagnosis of RPLS with MRI and discontinue STIVARGA in patients who develop RPLS.

Gastrointestinal perforation or fistula occurred in 0.6% of 1200 patients treated with STIVARGA across clinical trials. In GIST, 2.1% (4/188) of STIVARGA-treated patients developed gastrointestinal fistula or perforation: of these, 2 cases of gastrointestinal perforation were fatal. Permanently discontinue STIVARGA in patients who develop gastrointestinal perforation or fistula.

Treatment with STIVARGA should be stopped at least 2 weeks prior to scheduled surgery. Resuming treatment after surgery should be based on clinical judgment of adequate wound healing. STIVARGA should be discontinued in patients with wound dehiscence.

STIVARGA can cause fetal harm when administered to a pregnant woman. Use effective contraception during treatment and up to 2 months after completion of therapy. If this drug is used during pregnancy, or if the patient becomes pregnant while taking this drug, the patient should be apprised of the potential hazard to the fetus.

Amgen to Acquire Onyx Pharmaceuticals for $125 Per Share in Cash

Because many drugs are excreted in human milk and because of the potential for serious adverse reactions in nursing infants from STIVARGA, a decision should be made whether to discontinue nursing or discontinue the drug, taking into account the importance of the drug to the mother.

The most frequently observed adverse drug reactions (>30%) in STIVARGA-treated patients vs placebo-treated patients in mCRC, respectively, were: asthenia/fatigue (64% vs 46%), decreased appetite and food intake (47% vs 28%), HFSR/PPE (45% vs 7%), diarrhea (43% vs 17%), mucositis (33% vs 5%), weight loss (32% vs 10%), infection (31% vs 17%), hypertension (30% vs 8%), and dysphonia (30% vs 6%).

The most frequently observed adverse drug reactions (>30%) in STIVARGA-treated patients vs placebo-treated patients in GIST, respectively, were: HFSR/PPE (67% vs 15%), hypertension (59% vs 27%), asthenia/fatigue (52% vs 39%), diarrhea (47% vs 9%), mucositis (40% vs 8%), dysphonia (39% vs 9%), infection (32% vs 5%), decreased appetite and food intake (31% vs 21%), and rash (30% vs 3%).

STIVARGA® is a trademark of Bayer®. Bayer® and the Bayer Cross® are registered trademarks of Bayer.

About Amgen

Amgen is committed to unlocking the potential of biology for patients suffering from serious illnesses by discovering, developing, manufacturing and delivering innovative human therapeutics. This approach begins by using tools like advanced human genetics to unravel the complexities of disease and understand the fundamentals of human biology.

Amgen focuses on areas of high unmet medical need and leverages its biologics manufacturing expertise to strive for solutions that improve health outcomes and dramatically improve people’s lives. A biotechnology pioneer since 1980, Amgen has grown to be the world’s largest independent biotechnology company, has reached millions of patients around the world and is developing a pipeline of medicines with breakaway potential.

For more information, visit www.amgen.com and follow us on www.twitter.com/amgen.

About Onyx

Based in South San Francisco, California, Onyx Pharmaceuticals, Inc. is a global biopharmaceutical company engaged in the development and commercialization of innovative therapies for improving the lives of people with cancer. The company is focused on developing novel medicines that target key molecular pathways. For more information about Onyx, visit the company’s website at www.onyx.com. Onyx Pharmaceuticals is on Twitter. Sign up to follow our Twitter feed @OnyxPharm at http://twitter.com/OnyxPharm.

Amgen to Acquire Onyx Pharmaceuticals for $125 Per Share in Cash

Amgen Forward-Looking Statements

This news release contains forward-looking statements that are based on Amgen’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements about the planned completion of the tender offer and the merger, estimates of revenues, operating margins, capital expenditures, cash, other financial metrics, expected legal, arbitration, political, regulatory or clinical results or practices, customer and prescriber patterns or practices, reimbursement activities and outcomes and other such estimates and results. Forward-looking statements involve significant risks and uncertainties, including those discussed below and more fully described in the Securities and Exchange Commission (SEC) reports filed by Amgen, including Amgen’s most recent annual report on Form 10-K and any subsequent periodic reports on Form 10-Q and Form 8-K. Please refer to Amgen’s most recent Forms 10-K, 10-Q and 8-K for additional information on the uncertainties and risk factors related to Amgen’s business. Unless otherwise noted, Amgen is providing this information as of August 25, 2013, and expressly disclaims any duty to update information contained in this news release.

No forward-looking statement can be guaranteed and actual results may differ materially from those Amgen projects. Risks and uncertainties include whether the proposed transaction described in this press release can be completed in a timely manner, and whether the anticipated benefits of the proposed transaction can be achieved. Discovery or identification of new product candidates or development of new indications for existing products cannot be guaranteed and movement from concept to product is uncertain; consequently, there can be no guarantee that any particular product candidate or development of a new indication for an existing product will be successful and become a commercial product. Further, preclinical results do not guarantee safe and effective performance of product candidates in humans. The complexity of the human body cannot be perfectly, or sometimes, even adequately modeled by computer or cell culture systems or animal models. The length of time that it takes for Amgen to complete clinical trials and obtain regulatory approval for product marketing has in the past varied and Amgen expects similar variability in the future. Amgen develops product candidates internally and through licensing collaborations, partnerships, joint ventures and acquisitions. Product candidates that are derived from relationships or acquisitions may be subject to disputes between the parties or may prove to be not as effective or as safe as Amgen may have believed at the time of entering into such relationship. Also, Amgen or others could identify safety, side effects or manufacturing problems with Amgen’s products after they are on the market. Amgen’s business may be impacted by government investigations, litigation and product liability claims. If Amgen fails to meet the compliance obligations in the corporate integrity agreement between Amgen and the U.S. government, it could become subject to significant sanctions. Amgen depends on third parties for a

Amgen to Acquire Onyx Pharmaceuticals for $125 Per Share in Cash

significant portion of its manufacturing capacity for the supply of certain of its current and future products and limits on supply may constrain sales of certain of its current products and product candidate development.

In addition, sales of Amgen’s products are affected by the reimbursement policies imposed by third-party payers, including governments, private insurance plans and managed care providers and may be affected by regulatory, clinical and guideline developments and domestic and international trends toward managed care and healthcare cost containment as well as U.S. legislation affecting pharmaceutical pricing and reimbursement. Government and others’ regulations and reimbursement policies may affect the development, usage and pricing of Amgen’s products. In addition, Amgen competes with other companies with respect to some of its marketed products as well as for the discovery and development of new products. Amgen believes that some of its newer products, product candidates or new indications for existing products, may face competition when and as they are approved and marketed. Amgen’s products may compete against products that have lower prices, established reimbursement, superior performance, are easier to administer, or that are otherwise competitive with its products. In addition, while Amgen routinely obtains patents for its products and technology, the protection offered by its patents and patent applications may be challenged, invalidated or circumvented by its competitors and there can be no guarantee of Amgen’s ability to obtain or maintain patent protection for its products or product candidates. Amgen cannot guarantee that it will be able to produce commercially successful products or maintain the commercial success of its existing products. Amgen’s stock price may be affected by actual or perceived market opportunity, competitive position, and success or failure of its products or product candidates. Further, the discovery of significant problems with a product similar to one of Amgen’s products that implicate an entire class of products could have a material adverse effect on sales of the affected products and on Amgen’s business and results of operations.

The scientific information discussed in this news release related to product candidates is preliminary and investigative. Such product candidates are not approved by the U.S. Food and Drug Administration (FDA), and no conclusions can or should be drawn regarding the safety or effectiveness of the product candidates. Only the FDA can determine whether the product candidates are safe and effective for the use(s) being investigated. Further, the scientific information discussed in this news release relating to new indications for products is preliminary and investigative and is not part of the labeling approved by the U.S. Food and Drug Administration (FDA) for the products. The products are not approved for the investigational use(s) discussed in this news release, and no conclusions can or should be drawn regarding the safety or effectiveness of the products for these uses. Only the FDA can determine whether the products are safe and effective for these uses. Healthcare professionals should refer to and rely upon the FDA-approved labeling for the products, and not the information discussed in this news release.

Amgen to Acquire Onyx Pharmaceuticals for $125 Per Share in Cash

Onyx Forward-Looking Statements

This news release contains “forward-looking statements” of Onyx within the meaning of the federal securities laws. These forward-looking statements include, without limitation, statements regarding the expected timing of the completion of the transaction, Amgen’s operation of the Onyx business following completion of the transaction, and statements regarding the future operation, the anticipated growth of our business, global expansion and increases to our international capabilities, our launch of Kyprolis in the United States, our investments in Phase 3 clinical trials, contributions from our kinase inhibitor business and future cost of goods sold with respect to Kyprolis. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated, including, but not limited to, risks and uncertainties related to: uncertainties as to the timing of the transaction; uncertainties as to the percentage of Onyx stockholders tendering their shares in the offer; the possibility that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; the effects of disruption caused by the transaction making it more difficult to maintain relationships with employees, collaborators, vendors and other business partners; the risk that stockholder litigation in connection with the transaction may result in significant costs of defense, indemnification and liability; Nexavar® (sorafenib) tablets, Kyprolis® (carfilzomib) for Injection and Stivarga® (regorafenib) tablets being the only approved products from which we may obtain revenue; competition; failures or delays in our clinical trials or the regulatory process; dependence on our collaborative relationship with Bayer; supply of Nexavar, Stivarga or Kyprolis; market acceptance and the rate of adoption of Nexavar, Stivarga and Kyprolis; pharmaceutical pricing and reimbursement pressures; serious adverse side effects, if they are associated with Nexavar, Stivarga or Kyprolis; government regulation; possible failure to realize the anticipated benefits of business acquisitions or strategic investments; protection of our intellectual property; and product liability risks; and other risks and uncertainties discussed in Onyx’s filings with the Securities and Exchange Commission (the “Commission”), including the “Risk Factors” sections of Onyx’s most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, as well as the tender offer documents to be filed by Arena Acquisition Corporation, a wholly owned subsidiary of Amgen, and the Solicitation/Recommendation Statement to be filed by Onyx. Onyx undertakes no obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as expressly required by law.

Additional Information

The tender offer described in this communication (the “Offer”) has not yet commenced, and this communication is neither an offer to purchase nor a solicitation of an offer to sell any shares of the common stock of Onyx Pharmaceuticals, Inc. or any other securities. On the commencement date of the Offer, a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, will be filed with the United States Securities and Exchange Commission (the “SEC”) by Amgen and a Solicitation/Recommendation Statement on Schedule 14D-9 will be filed with the SEC by Onyx. The offer to purchase shares of Onyx common stock will only be made pursuant to the offer to purchase, the letter of transmittal and

Amgen to Acquire Onyx Pharmaceuticals for $125 Per Share in Cash

related documents filed as a part of the Schedule TO. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ BOTH THE TENDER OFFER STATEMENT AND THE SOLICITATION/RECOMMENDATION STATEMENT REGARDING THE OFFER, AS THEY MAY BE AMENDED FROM TIME TO TIME, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The tender offer statement will be filed with the SEC by Amgen and Arena Acquisition Company, a wholly owned subsidiary of Amgen, and the solicitation/recommendation statement will be filed with the SEC by Onyx. Investors and security holders may obtain a free copy of these statements (when available) and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov or by directing such requests to the Information Agent for the tender offer which will be named in the tender offer statement.

Contact:

Amgen

Christine Regan, 805-447-5476 (media)

Arvind Sood, 805-447-1060 (investors)

Onyx

Lori Melancon, 650-266-2394 (media)

Amy Figueroa, 650-266-2398 (investors)

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